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                                                                   Exhibit 10.13
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                                AMENDMENT No. 2

                                      to

                    THE AMETEK SAVINGS AND INVESTMENT PLAN
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          WHEREAS, there was adopted and made effective as of October 1, 1984,
The AMETEK Savings and Investment Plan (the "Plan"); and

          WHEREAS, the Plan was amended and restated in its entirety, effective January 1, 1997; and

          WHEREAS, Section 10.1 of the Plan provides that AMETEK, Inc. ("AMETEK") may amend the Plan at any time, and from time to time; and

          WHEREAS, AMETEK now desires to amend the Plan in certain respects;

          NOW, THEREFORE, the Plan is hereby amended as follows:

          FIRST:  A new Appendix IV is hereby added to the Plan, to read in its
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entirety as follows:

                                  APPENDIX IV
                    SPECIAL PROVISIONS RELATING TO CERTAIN
                  EMPLOYEES OF THE PLYMOUTH PRODUCTS DIVISION
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          1.  Notwithstanding any other provision of the Plan to the contrary, each Participant who was an Employee in the Company's Plymouth Products Division and who became an employee of Culligan Water Company, Inc. ("Culligan") on the effective date of the merger (the "Merger Date") of Old AMETEK with Culligan, pursuant to the amended and restated Agreement and Plan of Merger and Reorganization dated February 5, 1997, shall be entitled to one hundred percent (100%) of his Employer Contribution Account regardless of the number of Years of Service he completed prior to the closing date of the sale.
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          2.  Notwithstanding any other provision of the Plan to the contrary, effective as of August 1, 1997, any Insurance Contract applicable to a Plymouth Participant, or beneficiary thereof, is closed and the assets therein liquidated pursuant to the instruction of each such Plymouth Participant.

          3. As soon as administratively practicable after the Merger Date, New AMETEK will make a direct transfer of the assets in the Plan attributable to the Plymouth Participants to a trustee for the Culligan 401(k) Plan designated by Culligan. As of the transfer date, The Dreyfus Trust Company shall be removed as trustee of the assets being transferred to the Culligan Plan trustee.

          4. Defined terms used in this Appendix IV shall have the same meaning as the identical defined terms as used in The AMETEK, Inc. Savings and Investment Plan."


          SECOND:  The provisions of this Amendment No. 2 shall be effective as
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of Merger Date.

          IN WITNESS WHEREOF, AMETEK has caused these presents to be executed, in its corporate name, by its duly authorized officer on this 30th day of July, 1997.

                                         AMETEK, Inc.

                                         By:  /s/  Donna F. Winquist
                                              ---------------------------
                                                   Donna F. Winquist

Attest:


/s/  Kathryn E. Londra
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     Kathryn E. Londra